UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to
Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

NATIONAL PENN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-22537-01	23-2215075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Hamilton Street, Suite 1100 Allentown, PA 18101
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former name or former address, if changed since last report)
_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 28, 2015, National Penn Bancshares, Inc. (Nasdaq: NPBC) held its annual meeting of shareholders to elect three directors; to act upon ratification of the Audit Committee’s selection of KPMG LLP as independent auditors of National Penn for 2015; and to act upon an advisory (non-binding) proposal to approve the compensation of National Penn’s executive officers.

The number of common shares outstanding and entitled to vote at the meeting was 140,059,892. Present at the meeting, in person or by proxy, were the holders of 125,818,335 common shares, or approximately 90 percent of the total shares outstanding, which constituted a quorum.

The final voting results of that meeting are as follows:

Election of Directors

The following persons were each elected as Class I directors for three-year terms until the 2018 annual meeting of shareholders, receiving the number of votes indicated:

	For	Withheld	Abstentions	Broker Non-Votes
Scott V. Fainor	108,808,601	2,396,165	0	14,613,569
Donna D. Holton	108,658,640	2,546,126	0	14,613,569
Thomas L. Kennedy	108,870,302	2,334,464	0	14,613,569

Ratification of Auditors

Shareholders ratified the selection of KPMG LLP as National Penn’s independent auditors for 2015 by the following vote:

For	Against	Abstentions	Broker Non-Votes
124,367,059	574,733	876,543	0

Advisory (non-binding) Approval of National Penn’s Executive Officer Compensation

Shareholders approved (as a non-binding, advisory vote) the compensation of National Penn’s executive officers by the following vote:

For	Against	Abstentions	Broker Non-Votes
105,675,561	4,596,424	932,781	14,613,569

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	April 30, 2015	By:	/s/ Scott V. Fainor
			Name:	Scott V. Fainor
			Title:	President and CEO